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Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333- ) pertaining to the AmerisourceBergen Corporation 2002 Employee Stock Purchase Plan and the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan of our report dated November 7, 2001, with respect to the consolidated financial statements and schedule of AmerisourceBergen Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

                                     /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
May 9, 2002